Exhibit 10.6

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [•], 2026, by and among Oak Hill Bio, Inc., a Delaware corporation (“PubCo”) (formerly known as Research Alliance Corporation III, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation), Research Alliance Holdings III LLC, a Cayman Islands limited liability company (the “SPAC Sponsor”), certain existing stockholders of PubCo listed in the signature pages hereto (the “RACC Existing Investors”), certain existing shareholders of OHB Pediatrics Ltd. (company number 15958711 incorporated under the laws of England and Wales) (the “Company”) listed in the signature pages hereto (the “Company Existing Shareholders”) and other persons and entities (collectively with the SPAC Sponsor, the RACC Existing Investors, Company Existing Shareholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 3 of this Agreement, the “Holders” and each, a “Holder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, PubCo is party to that certain Business Combination Agreement, dated as of July [•], 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among PubCo, the Company, and certain shareholders of the Company, set out in Schedule 1a of the Business Combination Agreement (the “Series A Shareholders”), as parties thereto, pursuant to which, on [•], 2026 being one business day prior to the Closing, RACC de-registered in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”) and, at the Closing on [•], 2026, RACC acquired the Company and the Series A Shareholders sold their shares in the capital of the Company in consideration for the issuance by RACC of shares of Common Stock (the “Share Acquisition”, and together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

WHEREAS, pursuant to the Business Combination Agreement, RACC caused the Domestication to occur one business day prior to the Closing, in accordance with Section 388 of the DGCL and Part Twelve of the Cayman Islands Companies Act (2025 Revision), in connection with which each RACC Class A Share that was issued and outstanding immediately prior to the Domestication (for the avoidance of doubt, after (i) the conversion of each RACC Class B Share into RACC Class A Shares, on a one-for-one basis, in accordance with the terms thereto; and (ii) completing the SPAC Redemptions) were converted into one share of common stock, par value $0.0001 per share, of PubCo (the “Common Stock”).

WHEREAS, in connection with the Transactions, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of the shares of Common Stock acquired pursuant to the terms of the Business Combination Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Subject to the exceptions set forth in Section 3, each Holder shall not, without the prior written consent of the board of directors of PubCo, Transfer any Lock-up Shares until the end of the Lock-up Period.

2. As used herein:

(a) the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date six (6) months after the Closing Date.

(b) the term “Lock-up Shares” means any shares of Common Stock held by a Holder immediately after the Closing, not including (i) the shares of Common Stock issued or purchased pursuant to those certain subscription agreements by and between RACC and Holders, dated as of July [•], 2026, (ii) the shares of Common Stock issued upon conversion of that Simple Agreement for Future Equity issued by PubCo (formerly known as Research Alliance Corporation III, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation) to RA Capital Healthcare Fund, L.P., dated as of July [•], 2026; (iii) the shares of Common Stock issued upon conversion of that Simple Agreement for Future Equity issued by PubCo (formerly known as Research Alliance Corporation III, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation) to RA Capital Nexus Fund IV, L.P., dated as of July [•], 2026; and (iv) the shares of Common Stock issued or purchased pursuant to the Backstop Agreement between RACC and RA Capital Healthcare Fund, L.P., dated as of July [•], 2026.

(c) the term “Transfer” means (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Lock-up Shares, (ii) deposit any Lock-up Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Shares, whether any such transaction is to be settled by delivery of such Lock-up Shares, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii).

(d) the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such shares of Common Stock prior to the expiration of the Lock-up Period pursuant to paragraph 3.

3. The restrictions set forth in paragraph 1 shall not apply to:

(a) a Transfer to PubCo’s officers or directors, any affiliate or family member of any of PubCo’s officers or directors, any members or partners of the Holder or their affiliates, any affiliates of the Holder, or any employees of such affiliates;

(b) in the case of an individual, a Transfer by gift to a member of the individual’s immediate family (as defined below), or to a trust, the beneficiary of which is the individual or a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(c) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, Transfers by operation of law or pursuant to a qualified domestic relations order;

(e) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(f) in the case of an entity, Transfers to any direct or indirect partners, members or equity holders of such entity, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(g) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(h) in the case of an entity, Transfers by virtue of the laws of the entity’s jurisdiction of formation or incorporation or the entity’s organizational documents upon dissolution of the entity;

(i) Transfers to any other Holders, any affiliates of such other Holders or their Permitted Transferees or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(j) the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to PubCo in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period;

(k) Transfers to PubCo pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by PubCo or forfeiture of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of the Holder’s service to PubCo;

(l) the entry, by the Holder, at any time after the Closing, of any trading plan providing for the sale of shares of Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period; and

(m) Transfers in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by PubCo’s board of directors or a duly authorized committee thereof or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

provided, however, that (A) in the case of clauses (a) through (g), the transferee(s) of such Transfer must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph 3, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

4. For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of PubCo with respect to the Lock-up Shares during the Lock-up Period, including the right to vote any Lock-up Shares that are entitled to vote.

5. In furtherance of the foregoing, PubCo, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement, and such purported Transfer shall be null and void ab initio. In addition, during the Lock-up Period, each certificate or book-entry position evidencing the Lock-Up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE ISSUER AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6. PubCo represents that it has not entered into any side letter or agreement with any Holder which provides any rights or benefits to such Holder that are materially more favorable to such Holder than the rights and benefits in this Agreement and will not enter into any such side letter or agreement unless such rights and benefits are also offered to the other Holders. PubCo agrees that this Agreement shall not be amended or modified, and no terms or conditions hereof waived, in a manner that benefits any Holder, unless the terms of such amendment, modification or waiver is also offered to the other Holders.

7. Notwithstanding the other provisions set forth herein, PubCo’s board of directors may, in its sole discretion, determine to waive, amend, or repeal the restrictions set forth in paragraph 1 above, whether in whole or in part; provided, that any such waiver, amendment or repeal shall (i) not make such restrictions more restrictive or apply for a longer period of time, and (ii) apply to each Holder.

8. This Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any of the agreements referenced herein may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any of the agreements referenced herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

9. Sections 12.3 (Assignment), 12.5 (No Recourse), 12.7 (Governing Law), 12.8 (Captions; Counterparts), 12.10 (Entire Agreement), 12.11 (Amendments), 12.13 (Severability), 12.14 (Jurisdiction; Waiver of Trial by Jury) of the Business Combination Agreement are each hereby incorporated by reference into this Agreement as set forth herein (including any relevant definitions contained in any such sections), mutatis mutandis.

10. This Agreement shall terminate on the expiration of the Lock-up Period.

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In Witness Whereof, each of the parties has duly executed this Lock-Up Agreement as of the date first set forth above.

PubCo:

Oak Hill Bio, Inc.

By:
Name:
Title:
Address for Notices:

SPAC Sponsor:

Research Alliance Holdings III LLC

By:
Name:
Title:
Address for Notices:

RACC Existing Investors:

Michael F. MacLean
Address for Notices:

Timothy J. Miller
Address for Notices:

SIGNATURE PAGE TO LOCK-UP AGREEMENT

Company Existing Shareholders:

[•]
Address for Notices:

[•]
Address for Notices:

[•]
Address for Notices:

[•]
Address for Notices:

SIGNATURE PAGE TO LOCK-UP AGREEMENT